Archrock Reports Fourth Quarter and Full Year 2019 Results
and Provides 2020 Guidance

HOUSTON, February 19, 2020 – Archrock, Inc. (NYSE: AROC) (“Archrock” or the “Company”) today reported results for the fourth quarter and full year 2019 and provided 2020 financial guidance.

Fourth Quarter and Full Year 2019 Results

•	Achieved record net income and adjusted EBITDA for the full year 2019.

•	Net income for the fourth quarter was $46.0 million compared to $13.0 million in the fourth quarter of 2018.

•	Adjusted EBITDA (a non-GAAP measure defined below) for the fourth quarter of 2019 was $112.5 million compared to $97.6 million in the fourth quarter of 2018.

•	Previously declared quarterly dividend of $0.145 per common share for the fourth quarter of 2019 was 10% higher compared to the fourth quarter of 2018.

•	Dividend coverage was 2.8x for 2019; the leverage ratio was 4.2x at year end.

Fourth quarter 2019 net income of $46.0 million included a non-cash benefit from the release of a deferred tax asset valuation allowance of $39.6 million and a non-cash long-lived asset impairment of $25.8 million. Full year 2019 net income was $97.3 million compared to $29.2 million in 2018.

Adjusted EBITDA for the fourth quarter of 2019 was $112.5 million, up 15% compared to the fourth quarter of 2018. Full year adjusted EBITDA of $416.5 million was up 18% compared to 2018. Results for the fourth quarter and full year 2019 include $6.4 million and $16.0 million, respectively, in gains related to the sale of compression and other assets.

Management Commentary and Outlook

“Archrock’s solid operational momentum continued through the end of 2019 as we delivered a sequential increase in utilization and gross margin in our contract operations segment during the fourth quarter,” said Brad Childers, Archrock’s President and Chief Executive Officer. “We performed well against our 2019 annual targets and remain on track to meet our three-year capital allocation objectives. This includes dividend growth of between 10% and 15%, dividend coverage above 2.0x, as well as leverage below 4.0x in 2020.”
“I am proud of our team for achieving several milestones in 2019,” continued Childers. “We completed an accretive acquisition, reduced the age of our fleet, drove substantial profitability improvements and advanced our leverage reduction while eliminating our need for external financing for at least five years. Together, these successes enhance our position as the leader in U.S. natural gas compression.”
“U.S. natural gas production is expected to reach record levels for the fourth year in a row in 2020, although the annual growth rate is expected to decelerate. Against this backdrop, we expect consistent demand for our natural gas compression services, particularly for the large horsepower class where we strategically focus and deploy capital.”
“Our production-oriented business, aggressive cost management and customer commitments provide us with good visibility into our outlook in the coming year, even as industry activity moderates. Archrock’s 2020 plan aligns investment with the market environment and highlights our focus on free cash flow generation. Our fleet is highly competitive and our business has proved resilient through prior commodity cycles. This, combined with the Company’s solid financial position, gives me confidence in our ability to achieve differentiated performance within the compression industry and broader energy landscape today, and well into the future,” concluded Childers.

Contract Operations

For the fourth quarter of 2019, contract operations segment revenue totaled $204.4 million, reflecting an increase of 16% compared to $176.4 million in the fourth quarter of 2018. Gross margin was $128.4 million, up $23.5 million or 22% from the fourth quarter of 2018, reflecting a gross margin percentage of 63% compared to 59% in the prior year quarter. Total operating horsepower at the end of the fourth quarter of 2019 was 3.9 million, up from 3.5 million at the end of the prior year quarter, reflecting an 11% increase. Utilization at the end of the fourth quarter of 2019 remained consistent with the fourth quarter of 2018 at 89%.

For the full year 2019, contract operations segment revenue totaled $771.5 million, reflecting an increase of 15% compared to $672.5 million for the full year 2018. Gross margin was $474.3 million, up $74.8 million or 19% as compared to the prior year, reflecting a gross margin percentage of 61% compared to 59% in the prior year.

Aftermarket Services

For the fourth quarter of 2019, aftermarket services segment revenue totaled $41.6 million compared to $56.8 million in the fourth quarter of 2018 due to continued customer deferral of maintenance activities. Gross margin of $6.3 million was down from $8.6 million during the fourth quarter of 2018. Gross margin percentage of 15% was consistent with the prior year as we continued to optimize our cost structure and prioritize high-margin business within our aftermarket services operations.

For the full year 2019, aftermarket services segment revenue totaled $193.9 million for 2019 compared to $231.9 million in 2018. Gross margin was $35.0 million, down $5.6 million from 2018; however, 2019 gross margin percentage increased year-over-year to 18% from 17%.

Balance Sheet

Long-term debt as of December 31, 2019 was $1.84 billion compared to $1.83 billion as of September 30, 2019. The Company’s leverage ratio as of December 31, 2019 was 4.2x compared to 4.3x as of September 30, 2019. Our available liquidity as of December 31, 2019 was $669.7 million compared to $246.3 million as of September 30, 2019.

We amended our $1.25 billion asset-based revolving credit facility on November 8, 2019. The amendment extends the maturity date of our credit facility to November 2024 provided we refinance or repay our 2022 notes before June 3, 2022.

On December 20, 2019, we completed a private offering of $500 million of 6.25% senior unsecured notes due 2028. Net proceeds were used to repay outstanding borrowings under our revolving credit facility.

Quarterly Dividend

Archrock’s Board of Directors recently declared a quarterly dividend of $0.145 per share of common stock, or $0.580 per share on an annualized basis, unchanged sequentially and up 10% as compared to the fourth quarter 2018. Dividend coverage in the fourth quarter of 2019 was 2.9x. The dividend was paid on February 14, 2020 to stockholders of record at the close of business on February 7, 2020.

2020 Annual Guidance

Archrock is providing annual guidance as follows (in thousands, except percentages and ratios):

	Full-Year 2020 Guidance
	Low	High

Net income (1)	$67,000	$102,000
Adjusted EBITDA (2)	415,000	450,000
Cash available for dividend (3) (4)	223,000	248,000

Segment
Contract operations revenue	$800,000	$825,000
Contract operations gross margin percentage	61.5%	63.0%
Aftermarket services revenue	$195,000	$210,000
Aftermarket services gross margin percentage	17.0%	19.0%

Selling, general and administrative	$120,000	$125,000

Capital expenditures
Growth capital expenditures	$80,000	$100,000
Maintenance capital expenditures	57,000	63,000
Other capital expenditures	28,000	32,000

Dividend growth	10-15%
Leverage	<4.0x
Cash available for dividend coverage	>2.0x

(1)
2020 annual guidance for net income does not include the impact of long-lived asset impairment because due to its nature it cannot be accurately forecasted. Long-lived asset impairment does not impact adjusted EBITDA or cash available for dividend, however it is a reconciling item between these measures and net income. Long-lived asset impairment for the years ended 2019 and 2018 was $44.7 million and $28.1 million, respectively.

(2)
Management believes adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.

(3)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

(4)
A forward-looking estimate of cash provided by operating activities is not provided because certain items necessary to estimate cash provided by operating activities, including changes in assets and liabilities, are not estimable at this time. Changes in assets and liabilities were $10.4 million and $(13.2) million for the years ended 2019 and 2018, respectively.

Summary Metrics

(in thousands, except percentages and ratios)
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Net income	$46,044	$20,407	$12,968	$97,330	$29,160
Net income attributable to Archrock stockholders	$46,044	$20,407	$12,968	$97,330	$21,063
Adjusted EBITDA	112,512	112,133	97,557	416,505	352,256

Contract operations revenue	$204,437	$198,337	$176,380	$771,539	$672,536
Contract operations gross margin	$128,374	$122,396	$104,827	$474,279	$399,523
Contract operations gross margin percentage	63%	62%	59%	61%	59%

Aftermarket services revenue	$41,550	$46,612	$56,779	$193,946	$231,905
Aftermarket services gross margin	$6,314	$8,987	$8,598	$34,968	$40,551
Aftermarket services gross margin percentage	15%	19%	15%	18%	17%

Selling, general, and administrative	$30,594	$29,526	$21,108	$117,727	$101,563

Cash available for dividend	$64,213	$68,306	$58,647	$236,284	$201,384
Cash available for dividend coverage	2.9x	3.1x	3.4x	2.8x	3.0x

Total available horsepower (at period end)	4,395	4,441	3,963
Total operating horsepower (at period end)	3,926	3,916	3,530
Horsepower utilization spot (at period end)	89%	88%	89%

Conference Call Details

Archrock will host a conference call on Thursday, February 20, 2020, to discuss its fourth quarter 2019 financial and operating results and 2020 guidance. The call will begin at 12:00 p.m. Eastern Time. To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 1-877-407-0784 in the United States and Canada, or 1-201-689-8560 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Archrock.
A replay of the conference call will be available on Archrock’s website for approximately seven days. Also, a replay may be accessed by dialing 1-844-512-2921 in the United States and Canada, or 1-412-317-6671 for international calls. The access code is 13697797.

*****

Adjusted EBITDA, a non-GAAP measure, is defined as net income (loss) excluding interest expense, income taxes, depreciation and amortization, long-lived asset impairment, restatement and other charges, debt extinguishment loss, transaction-related costs, stock-based compensation expense, indemnification (income) expense, net and other items. A reconciliation of adjusted EBITDA to net income, the most directly comparable GAAP measure, and a reconciliation of our full-year 2020 adjusted EBITDA guidance to net income appear below.

Gross margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization). Gross margin percentage is defined as gross margin divided by revenue. A reconciliation of gross margin to net income, the most directly comparable GAAP measure, appears below.

Cash available for dividend, a non-GAAP measure, is defined as net income (loss) excluding interest expense, income taxes, depreciation and amortization, long-lived asset impairment, restatement and other charges, debt extinguishment loss, transaction-related costs, stock-based compensation expense and indemnification (income) expense, net less maintenance capital expenditures, other capital expenditures, cash taxes and cash interest expense. Reconciliations of cash available for dividend to net income and cash flows from operating activities, the most directly comparable GAAP measures, appear below.

About Archrock

Archrock is an energy infrastructure company with a pure-play focus on midstream natural gas compression.  Archrock is the leading provider of natural gas compression services to customers in the oil and natural gas industry throughout the U.S. and a leading supplier of aftermarket services to customers that own compression equipment in the U.S. Archrock is headquartered in Houston, Texas, with approximately 1,700 employees. For more information, please visit www.archrock.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Archrock, Inc. Forward-looking information includes, but is not limited to statements regarding: our ability to achieve the expected synergies and other benefits of the Elite Compression acquisition; guidance or estimates related to Archrock’s results of operations or of financial condition; fundamentals of Archrock’s industry, including the attractiveness of returns and valuation, stability of cash flows, demand dynamics and overall outlook, and Archrock’s ability to realize the benefits thereof; Archrock’s expectations regarding future economic and market conditions and trends; Archrock’s operational and financial strategies, including planned growth, coverage and leverage reduction strategies, Archrock’s ability to successfully effect those strategies and the expected results therefrom; Archrock’s financial and operational outlook; demand and growth opportunities for Archrock’s services; structural and process improvement initiatives, the expected timing thereof, Archrock’s ability to successfully effect those initiatives and the expected results therefrom; the operational and financial synergies provided by Archrock’s size; and statements regarding Archrock’s dividend policy.

While Archrock believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: changes in customer, employee or supplier relationships; local, regional and national economic and financial market conditions and the impact they may have on Archrock and its customers; changes in tax laws; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in economic conditions in key operating markets; the financial condition of Archrock’s customers; the failure of any customer to perform its contractual obligations; changes in safety, health, environmental and other regulations; and the effectiveness of Archrock’s control environment, including the identification of control deficiencies.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock’s Annual Report on Form 10-K for the year ended December 31, 2018, and those set forth from time to time in Archrock’s filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE: Archrock, Inc.

For information, contact:

Megan Repine
VP of Investor Relations
281-836-8360
investor.relations@archrock.com

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(in thousands, except per share amounts)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Revenue:
Contract operations	$204,437	$198,337	$176,380	$771,539	$672,536
Aftermarket services	41,550	46,612	56,779	193,946	231,905
Total revenue	245,987	244,949	233,159	965,485	904,441

Cost of sales (excluding depreciation and amortization):
Contract operations	76,063	75,941	71,553	297,260	273,013
Aftermarket services	35,236	37,625	48,181	158,978	191,354
Total cost of sales (excluding depreciation and amortization)	111,299	113,566	119,734	456,238	464,367
Selling, general and administrative	30,594	29,526	21,108	117,727	101,563
Depreciation and amortization	50,087	48,409	43,381	188,084	174,946
Long-lived asset impairment	25,842	7,097	9,804	44,663	28,127
Restatement and other charges	—	—	214	445	19
Interest expense	27,709	27,401	23,926	104,681	93,328
Debt extinguishment loss	—	—	—	3,653	2,450
Transaction-related costs	441	4,905	169	8,213	10,162
Gain on sale of assets, net	(6,372)	(7,859)	(2,766)	(16,016)	(5,674)
Other (income) loss, net	(280)	49	384	(661)	(157)
Income before income taxes	6,667	21,855	17,205	58,458	35,310
Provision for (benefit from) income taxes	(39,377)	1,448	4,237	(39,145)	6,150
Income from continuing operations	46,044	20,407	12,968	97,603	29,160
Loss from discontinued operations, net of tax	—	—	—	(273)	—
Net income	46,044	20,407	12,968	97,330	29,160
Less: Net income attributable to the noncontrolling interest	—	—	—	—	(8,097)
Net income attributable to Archrock stockholders	$46,044	$20,407	$12,968	$97,330	$21,063

Basic and diluted net income per common share attributable to Archrock common stockholders (1)	$0.30	$0.14	$0.10	$0.70	$0.19

Weighted average common shares outstanding:
Basic	150,426	142,931	128,036	137,492	109,305
Diluted	150,465	142,965	128,133	137,528	109,421
——————

(1)
Basic and diluted net income per common share attributable to Archrock common stockholders was computed using the two-class method to determine the net income per share for each class of common stock and participating security (restricted stock and stock-settled restricted stock units that have nonforfeitable rights to receive dividends or dividend equivalents) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted net income per common share attributable to Archrock common stockholders.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(in thousands, except percentages, per share amounts and ratios)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Revenue:
Contract operations	$204,437	$198,337	$176,380	$771,539	$672,536
Aftermarket services	41,550	46,612	56,779	193,946	231,905
Total revenue	$245,987	$244,949	$233,159	$965,485	$904,441

Gross margin (1):
Contract operations	$128,374	$122,396	$104,827	$474,279	$399,523
Aftermarket services	6,314	8,987	8,598	34,968	40,551
Total gross margin	$134,688	$131,383	$113,425	$509,247	$440,074

Gross margin percentage:
Contract operations	63%	62%	59%	61%	59%
Aftermarket services	15%	19%	15%	18%	17%
Total gross margin percentage	55%	54%	49%	53%	49%

Selling, general and administrative	$30,594	29,526	$21,108	$117,727	$101,563
% of revenue	12%	12%	9%	12%	11%

Adjusted EBITDA (1)	$112,512	$112,133	$97,557	$416,505	$352,256
% of revenue	46%	46%	42%	43%	39%

Capital expenditures	$81,731	$68,495	$77,919	$385,198	$319,102
Less: Proceeds from sale of property, plant and equipment	(25,287)	(33,720)	(9,866)	(80,961)	(33,927)
Net capital expenditures	$56,444	$34,775	$68,053	$304,237	$285,175

Total available horsepower (at period end) (2)	4,395	4,441	3,963	4,395	3,963
Total operating horsepower (at period end) (3)	3,926	3,916	3,530	3,926	3,530
Average operating horsepower	3,920	3,770	3,502	3,708	3,386
Horsepower utilization:
Spot (at period end)	89%	88%	89%	89%	89%
Average	88%	88%	88%	88%	87%

Dividend declared for the period per share	$0.145	$0.145	$0.132	$0.567	$0.516
Dividend declared for the period to all shareholders	$22,183	$22,051	$17,261	$83,482	$67,024
Cash available for dividend coverage (4)	2.9x	3.1x	3.4x	2.8x	3.0x
——————

(1)
Management believes gross margin and adjusted EBITDA provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

(2)	Defined as idle and operating horsepower. New compressor units completed by a third party manufacturer that have been delivered to us are included in the fleet.

(3)	Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.

(4)	Defined as cash available for dividend divided by dividends declared for the period.

	December 31,	September 30,	December 31,
	2019	2019	2018
Balance Sheet
Long-term debt (1)	$1,842,549	$1,825,475	$1,529,501
Archrock stockholders’ equity	1,085,963	1,057,018	841,574
——————

(1)	Carrying values are shown net of unamortized debt discounts and unamortized deferred financing costs.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(in thousands)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Reconciliation of Net Income to Adjusted EBITDA and Gross Margin
Net income	$46,044	$20,407	$12,968	$97,330	$29,160
Less: Loss from discontinued operations, net of tax	—	—	—	(273)	—
Income from continuing operations	46,044	20,407	12,968	97,603	29,160
Depreciation and amortization	50,087	48,409	43,381	188,084	174,946
Long-lived asset impairment	25,842	7,097	9,804	44,663	28,127
Restatement and other charges	—	—	214	445	19
Interest expense	27,709	27,401	23,926	104,681	93,328
Debt extinguishment loss	—	—	—	3,653	2,450
Transaction-related costs	441	4,905	169	8,213	10,162
Stock-based compensation expense	1,960	2,276	1,821	8,105	7,388
Indemnification (income) expense, net (1)	(194)	190	1,037	203	526
Provision for (benefit from) income taxes	(39,377)	1,448	4,237	(39,145)	6,150
Adjusted EBITDA(2)	112,512	112,133	97,557	416,505	352,256
Selling, general and administrative	30,594	29,526	21,108	117,727	101,563
Stock-based compensation expense	(1,960)	(2,276)	(1,821)	(8,105)	(7,388)
Indemnification income (expense), net (1)	194	(190)	(1,037)	(203)	(526)
Gain on sale of assets, net	(6,372)	(7,859)	(2,766)	(16,016)	(5,674)
Other (income) loss, net	(280)	49	384	(661)	(157)
Gross margin (2)	$134,688	$131,383	$113,425	$509,247	$440,074
——————

(1)	Represents net (income) expense incurred pursuant to indemnification provisions of our separation and distribution and tax matters agreements with Exterran Corporation.

(2)
Management believes adjusted EBITDA and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(in thousands)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Dividend
Net income	$46,044	$20,407	$12,968	$97,330	$29,160
Loss from discontinued operations, net of tax	—	—	—	273	—
Depreciation and amortization	50,087	48,409	43,381	188,084	174,946
Long-lived asset impairment	25,842	7,097	9,804	44,663	28,127
Restatement and other charges	—	—	214	445	19
Interest expense	27,709	27,401	23,926	104,681	93,328
Debt extinguishment loss	—	—	—	3,653	2,450
Transaction-related costs	441	4,905	169	8,213	10,162
Stock-based compensation expense	1,960	2,276	1,821	8,105	7,388
Indemnification (income) expense, net	(194)	190	1,037	203	526
Provision for (benefit from) income taxes	(39,377)	1,448	4,237	(39,145)	6,150
Adjusted EBITDA (1)	112,512	112,133	97,557	416,505	352,256
Less: Maintenance capital expenditures	(12,748)	(14,145)	(12,924)	(58,592)	(49,733)
Less: Other capital expenditures	(10,005)	(5,566)	(3,975)	(26,151)	(17,815)
Less: Cash tax refund	288	1,514	91	1,973	2,131
Less: Cash interest expense	(25,834)	(25,630)	(22,102)	(97,451)	(85,455)
Cash available for dividend (2)	$64,213	$68,306	$58,647	$236,284	$201,384
——————

(1)
Management believes adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.

(2)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(in thousands)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Reconciliation of Cash Flows from Operations to Cash Available for Dividend
Cash flows provided by operating activities	$66,522	$74,962	$55,242	$290,147	$225,947
Cash flows used in discontinued operations	—	269	—	269	—
Inventory write-downs	(282)	(170)	(429)	(944)	(1,614)
Provision for doubtful accounts	(1,588)	(644)	(133)	(2,567)	(1,677)
Gain on sale of assets, net	6,372	7,859	2,780	16,016	5,674
Current income tax provision (benefit)	(110)	(41)	513	452	912
Cash tax refund	288	1,514	91	1,973	2,131
Amortization of operating lease ROU assets	(780)	(726)	—	(2,931)	—
Amortization of contract costs	(6,496)	(6,110)	(4,607)	(23,330)	(14,939)
Deferred revenue recognized in earnings	8,730	8,311	11,008	42,268	28,428
Restatement and other charges	—	—	214	445	19
Transaction-related costs	441	4,905	169	8,213	10,162
Indemnification (income) expense, net	(194)	190	1,037	203	526
Changes in assets and liabilities	14,006	(2,625)	9,410	(10,367)	13,173
Maintenance capital expenditures	(12,748)	(14,145)	(12,924)	(58,592)	(49,733)
Other capital expenditures	(10,005)	(5,566)	(3,975)	(26,151)	(17,815)
Proceeds from settlement of interest rate swaps that include financing elements	57	323	251	1,180	190
Cash available for dividend (1)	$64,213	$68,306	$58,647	$236,284	$201,384
——————

(1)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

ARCHROCK, INC.
UNAUDITED FOWARD-LOOKING SUPPLEMENTAL INFORMATION
(in thousands)

	Annual Guidance Range
	2020
	Low	High
Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Dividend
Net income (1)	$67,000	$102,000
Depreciation and amortization	198,000	198,000
Interest expense	116,000	116,000
Stock-based compensation expense	11,000	11,000
Provision for income taxes	23,000	23,000
Adjusted EBITDA (2)	415,000	450,000
Less: Maintenance capital expenditures	(57,000)	(63,000)
Less: Other capital expenditures	(28,000)	(32,000)
Less: Cash tax payments	(1,000)	(1,000)
Less: Cash interest expense	(106,000)	(106,000)
Cash available for dividend (3) (4)	$223,000	$248,000
——————

(1)
2020 annual guidance for net income does not include the impact of long-lived asset impairment because due to its nature it cannot be accurately forecasted. Long-lived asset impairment does not impact adjusted EBITDA or cash available for dividend, however it is a reconciling item between these measures and net income. Long-lived asset impairment for the years ended 2019 and 2018 was $44.7 million and $28.1 million, respectively.

(2)
Management believes adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.

(3)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

(4)
A forward-looking estimate of cash provided by operating activities is not provided because certain items necessary to estimate cash provided by operating activities, including changes in assets and liabilities, are not estimable at this time. Changes in assets and liabilities were $10.4 million and $(13.2) million for the years ended 2019 and 2018, respectively.